Exhibit 99

                             Press Release

                                 Dated

                            December 11, 2002










                                PRESS RELEASE


Today's date:  December 11, 2002             Contact:  Bill W. Taylor
Release date:  Immediately                   Exec. Vice President, C.F.O.
                                             903-586-9861


             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville, Texas, December 11, 2002 - Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 10, 2002, declared a cash dividend of $0.15 per share of common stock of Jacksonville Bancorp, Inc. payable on January 10, 2003, to stockholders of record at close of business on December 31, 2002. This dividend represents an increase from $0.125 per share previously paid each quarter since going public in March, 1996.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 2002, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $425.2 million, liabilities of $386.0 million and stockholder's equity of $39.2 million.